Exhibit 24.2

POWER OF ATTORNEY

W.E. Rosenthal Issue Trust (the “Company”) hereby makes, constitutes and appoints Steven Dale Hudgins, and with full power of substitution, re-substitution and delegation, the Company’s true and lawful attorney‑in‑fact (such person and his substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power to act for the Company and in the Company’s name, place and stead, to:

1.
Take such actions as may be necessary or appropriate to enable the Company to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the Company in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the Company to make filings and submissions utilizing the EDGAR system;

2.
Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the Company is required to file with the SEC, or which the Attorney-in-Fact considers it advisable for the Company to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 and any Joint Filing Agreement under Rule 13d-1(k) of the Exchange Act (or any successor provision thereunder) (all such forms, schedules and other documents being referred to herein as “SEC Filings”);

3.	Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 4 below; and

4.
Act as an account administrator for the Company’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the Company’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the Company’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the Company’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

The Company acknowledges that:

a)
This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)
Any documents prepared or executed by the Attorney-in-Fact on behalf of the Company pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)
The Attorney-in-Fact assumes no liability for the Company’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the Company for any failure to comply with such requirements, or any liability of the Company for disgorgement of profits under Section 16(b) of the Exchange Act; and

d)
This Power of Attorney does not relieve the Company from responsibility for compliance with the Company’s obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The Company hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the Company might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144, unless earlier revoked by the Company in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the Company has executed this Power of Attorney as of May 27, 2025

W.E. Rosenthal Issue Trust

By:	/s/ William Edward Rosenthal
Name:	William Edward Rosenthal
Title:	Trustee

NOTARIZATION

State of Texas

County of Tarrant

This Power of Attorney was acknowledged before me on [DATE] ____May 27, 2025________ by William Edward Rosenthal.

/s/ Holly M. Vaughan

Notary Signature

[Notary Seal]